Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to the Form AC Application for Conversion of AJS Bancorp MHC filed with the Federal Reserve Bank and Amendment No. 1 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission, of our report dated June 5, 2013 on the consolidated financial statements of AJS Bancorp, Inc.

We also consent to the reference to our firm as “Experts” in the Prospectus contained in the Form AC Application for Conversion and Registration Statement on Form S-1.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
July 23, 2013